Exhibit 99.1

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

(Unaudited)

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,686,000	$1,599,000
Accounts receivable, net	5,503,000	4,554,000
Accrued revenue	2,177,000	2,283,000
Inventories, net	5,014,000	4,206,000
Prepaid expenses and other current assets	944,000	890,000

TOTAL CURRENT ASSETS	15,324,000	13,532,000
Intangible assets, net	3,634,000	4,035,000
Goodwill	9,086,000	9,812,000
Property and equipment, net	1,862,000	2,052,000
Right-of-use assets	3,899,000	4,333,000
Other assets	89,000	141,000

TOTAL ASSETS	$33,894,000	$33,905,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$5,663,000	4,125,000
Accounts payable and accrued expenses, related party	—	53,000
Short term advances, related party	1,247,000	—
Operating lease liability, current	674,000	659,000
Notes payable	1,737,000	961,000
Other current liabilities	1,549,000	1,895,000

TOTAL CURRENT LIABILITIES	10,870,000	7,693,000

LONG TERM LIABILITIES
Operating lease liability, non-current	3,276,000	3,712,000
Other long term liabilities	26,000	—

TOTAL LIABILITIES	14,172,000	11,405,000

STOCKHOLDERS’ EQUITY
Net parent investment	32,247,000	31,042,000
Preferred Stock, $0.001 par value – 100,000 shares authorized; nil shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Class A Common Stock, $0.001 par value – 1,000,000 shares authorized; 1,000 shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Class B Common Stock, $0.001 par value – 500,000 shares authorized; nil shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	713,000	630,000
Accumulated deficit	(12,112,000)	(9,988,000)
Accumulated other comprehensive loss	(1,847,000)	(240,000)

TOTAL GRESHAM WORLDWIDE, INC. STOCKHOLDERS’ EQUITY	19,001,000	21,444,000
Non-controlling interest	721,000	1,056,000

TOTAL STOCKHOLDERS’ EQUITY	19,722,000	22,500,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,894,000	$33,905,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$6,504,000	$6,475,000	$13,748,000	$12,825,000
Cost of revenue	4,817,000	4,910,000	9,568,000	8,952,000

Gross profit	1,687,000	1,565,000	4,180,000	3,873,000

Operating expenses
Research and development	425,000	359,000	914,000	737,000
Selling and marketing	320,000	230,000	618,000	499,000
General and administrative	2,500,000	2,813,000	4,697,000	4,727,000

Total operating expenses	3,245,000	3,402,000	6,229,000	5,963,000

Loss from operations	(1,558,000)	(1,837,000)	(2,049,000)	(2,090,000)
Other income (expenses)
Other (expenses) income	12,000	(16,000)	72,000	8,000
Interest income (expense), related party	1,000	(94,000)	(11,000)	(202,000)
Interest (expense) income	(397,000)	59,000	(464,000)	(177,000)
Change in fair value of marketable equity securities	—	(1,545,000)	—	95,000
Realized gain on marketable securities	—	—	—	397,000
Gain on extinguishment of debt	—	447,000	—	447,000

Total other (expenses) income, net	(384,000)	(1,149,000)	(403,000)	568,000

Loss before income taxes	(1,942,000)	(2,986,000)	(2,452,000)	(1,522,000)
Income tax provision	(7,000)	(133,000)	(7,000)	(122,000)

Net loss	(1,949,000)	(3,119,000)	(2,459,000)	(1,644,000)
Net loss (gain) attributable to non-controlling interest	322,000	1,084,000	335,000	(30,000)

Net loss available to Gresham Worldwide	$(1,627,000)	$(2,035,000)	$(2,124,000)	$(1,674,000)

Basic and diluted net loss per common share	$(1,627)	$(2,035)	$(2,124)	$(1,674)

Weighted average common shares outstanding, basic and diluted	1,000	1,000	1,000	1,000

Comprehensive (loss) income:
Net loss available to common stockholders	$(1,627,000)	$(2,035,000)	$(2,124,000)	$(1,674,000)
Foreign currency translation adjustment	1,216,000	225,000	1,607,000	(68,000)

Total comprehensive loss	$(411,000)	$(1,810,000)	$(517,000)	$(1,606,000)

The accompanying notes are an integral part of these condensed consolidated financial statements.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

For the Three and Six Months Ended June 30, 2022

								Accumulated
						Additional		Other		Total
	Net Parent	Preferred Shares		Common Stock		Paid-In	Accumulated	Comprehensive	Non-Controlling	Stockholders’
	Investment	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Interest	Equity
BALANCES, April 1, 2022	$31,559,000	—	$—	1,000	$—	$671,000	$(10,485,000)	$(631,000)	$1,043,000	$22,157,000
Stock based compensation	—	—	—	—	—	42,000	—	—	—	42,000
Net transfer from parent	688,000	—	—	—	—	—	—	—	—	688,000
Net loss	—	—	—	—	—	—	(1,627,000)	—	—	(1,627,000)
Foreign currency translation adjustments	—	—	—	—	—	—	—	(1,216,000)	—	(1,216,000)
Net loss attributable to non-controlling interest	—	—	—	—	—	—	—	—	(322,000)	(322,000)

BALANCES, June 30, 2022	$32,247,000	—	$—	1,000	$—	$713,000	$(12,112,000)	$(1,847,000)	$721,000	$19,722,000

								Accumulated
						Additional		Other		Total
	Net Parent	Preferred Shares		Common Stock		Paid-In	Accumulated	Comprehensive	Non-Controlling	Stockholders’
	Investment	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Interest	Equity

BALANCES, January 1, 2022	$31,042,000	—	$—	1,000	$—	$630,000	$(9,988,000)	$(240,000)	$1,056,000	$22,500,000
Stock based compensation	—	—	—	—	—	83,000	—	—	—	83,000
Net transfer from parent	1,205,000	—	—	—	—	—	—	—	—	1,205,000
Net loss	—	—	—	—	—	—	(2,124,000)	—	—	(2,124,000)
Foreign currency translation adjustments	—	—	—	—	—	—	—	(1,607,000)	—	(1,607,000)
Net loss attributable to non-controlling interest	—	—	—	—	—	—	—	—	(335,000)	(335,000)

BALANCES, June 30, 2022	$32,247,000	—	$—	1,000	$—	$713,000	$(12,112,000)	$(1,847,000)	$721,000	$19,722,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

For the Three and Six Months Ended June 30, 2021

	Net Parent Investment	Preferred Shares		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non-Controlling Interest	Total Stockholders’ Equity
		Shares	Amount	Shares	Amount
BALANCES, April 1, 2021	$26,756,000	—	$—	1,000	$—	$1,000	$(6,521,000)	$(620,000)	$1,927,000	$21,543,000
Stock based compensation	—	—	—	—	—	545,000	—	—	—	545,000
Net transfer from parent	2,741,000	—	—	—	—	—	—	—	—	2,741,000
Net loss	—	—	—	—	—	—	(2,035,000)	—	—	(2,035000)
Foreign currency translation adjustments	—	—	—	—	—	—	—	225,000	—	225,000
Net loss attributable to non-controlling interest	—	—	—	—	—	—	—	—	(1,084,000)	(1,084,000)

BALANCES, June 30, 2021	$29,497,000	—	$—	1,000	$—	$546,000	$(8,556,000)	$(395,000)	$843,000	$21,935,000

	Net Parent Investment	Preferred Shares		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non-Controlling Interest	Total Stockholders’ Equity
		Shares	Amount	Shares	Amount
BALANCES, January 1, 2021	$24,904,000	—	$—	1,000	$—	$1,000	$(6,882,000)	$(327,000)	$813,000	$18,509,000
Stock based compensation	—	—	—	—	—	545,000	—	—	—	545,000
Net transfer from parent	4,593,000	—	—	—	—	—	—	—	—	4,593,000
Net loss	—	—	—	—	—	—	(1,674,000)	—	—	(1,674,000)
Foreign currency translation adjustments	—	—	—	—	—	—	—	(68,000)	—	(68,000)
Net income attributable to non-controlling interest	—	—	—	—	—	—	—	—	30,000	30,000

BALANCES, June 30, 2021	$29,497,000	—	$—	1,000	$—	$546,000	$(8,556,000)	$(395,000)	$843,000	$21,935,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(2,459,000)	$(1,644,000)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation	360,000	237,000
Amortization	158,000	191,000
Amortization of right-of-use assets	276,000	69,000
Gain on extinguishment of debt	—	(447,000)
Grant income	(73,000)	—
Increase in net parent investment from corporate overhead	820,000	695,000
Stock-based compensation - Options	83,000	545,000
Realized gains on sale of marketable securities	—	(397,000)
Unrealized gains on marketable equity securities	—	(95,000)
Changes in operating assets and liabilities:
Accounts receivable	(1,479,000)	(514,000)
Accrued revenue	(159,000)	78,000
Inventories	(1,097,000)	477,000
Prepaid expenses and other current assets	(89,000)	4,000
Other assets	52,000	(60,000)
Accounts payable and accrued expenses	2,005,000	(413,000)
Accounts payable, related parties	(53,000)	(36,000)
Short term advances, related parties	1,247,000	—
Other current liabilities	(139,000)	208,000
Lease liabilities	(264,000)	537,000

Net cash used in operating activities	(811,000)	(565,000)

Cash flows from investing activities:
Purchase of property and equipment	(285,000)	(566,000)
Sales of marketable equity securities	—	430,000

Net cash used in investing activities	(285,000)	(136,000)

Cash flows from financing activities:
Net parent investment	385,000	3,898,000
Proceeds from notes payable	1,062,000	—
Payments on notes payable	—	(1,044,000)
Payments on notes payable, related party	—	(239,000)
Payments on revolving credit facilities, net	—	(22,000)

Net cash provided by financing activities	1,447,000	2,593,000

Effect of exchange rate changes on cash and cash equivalents	(264,000)	(12,000)

Net increase (decrease) in cash and cash equivalents	87,000	1,881,000
Cash and cash equivalents at beginning of period	1,599,000	1,190,000

Cash and cash equivalents at end of period	$1,686,000	$3,071,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

1. DESCRIPTION OF BUSINESS

Gresham Worldwide, Inc. (“Gresham” or the “Company”) through its subsidiaries (collectively “GWW”), designs, manufactures, and distributes specialized electronic solutions, automated test solutions, power electronics, supply and distribution solutions, and radio, microwave and millimeter wave communication systems and components for a variety of applications, with a focus on the global defense industry. Gresham also offers bespoke technology solutions for mission critical applications in the medical, industrial, transportation and telecommunications markets.

Gresham is a Delaware corporation organized on November 21, 2018. Gresham’s defense solutions are conducted through its wholly owned subsidiaries, Enertec Systems 2001 Ltd. (“Enertec”), Gresham Power Electronics Ltd. (“Gresham Power”), and Relec Electronics Ltd. (“Relec”) and its majority owned subsidiary, Microphase.

Gresham is a wholly owned subsidiary of BitNile Holdings, Inc., a Delaware corporation (“BitNile”) and currently operates as an operating segment of BitNile.

2. LIQUIDITY, GOING CONCERN AND MANAGEMENT PLANS

The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred recurring net losses and operations have not provided cash flows. In view of these matters, there is substantial doubt about our ability to continue as a going concern. The Company intends to finance its future development activities and its working capital needs largely through a business combination, the sale of equity securities and funding from other sources, including term notes until such time as funds provided by operations are sufficient to fund working capital requirements. The consolidated financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

As of June 30, 2022, the Company had cash and cash equivalents of $1.7 million and working capital of $4.4 million but has had recurring net losses and not expected to have continued support from BitNile to fund operating expenses.

The Company believes its current cash on hand together with funds advanced by the parent are sufficient to meet its operating and capital requirements for at least the next twelve months from the date these financial statements are issued.

3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements represent the historical financial statements and accounts of GWW and its wholly-owned subsidiaries, Gresham Power, Enertec, Relec and its majority-owned subsidiary Microphase. All significant intercompany accounts have been eliminated in consolidation.

Net Parent Investment

The consolidated financial statements were derived from the consolidated financial statements of BitNile on a carve-out basis. The primary components of the net parent investment are intercompany balances other than related party payables, the allocation of shared costs, and funding received to cover any shortfall on operating cash requirements. Balances between GWW and BitNile that were not historically cash settled are included in net parent investment. Net parent investment represents BitNile’s interest in the recorded assets of GWW and represents the cumulative investment by BitNile in GWW through the dates presented.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

Accounting Estimates

The preparation of financial statements, in conformity with U.S. GAAP, requires management to make estimates, judgments and assumptions. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Key estimates include acquisition accounting, reserves for trade receivables and inventories, carrying amounts of investments, accruals of certain liabilities including product warranties, useful lives and the recoverability of long-lived assets, impairment analysis of intangibles and goodwill, and deferred income taxes and related valuation allowance.

Unaudited Interim Consolidated Financial Statements

The interim consolidated balance sheet as of June 30, 2022, the interim consolidated statements of operations and comprehensive loss and the interim consolidated statements of stockholders’ equity for the three and six months ended June 30, 2022 and 2021 and cash flows for the six months ended June 30, 2022 and 2021 are unaudited. The financial data and the other financial information disclosed in the notes to these consolidated financial statements related to the three and six-month periods are also unaudited. The results of operations for the three and six months ended June 30, 2022 are not necessarily indicative of the results to be expected for the full fiscal year or any other period.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer,

•	Step 2: Identify the performance obligations in the contract,

•	Step 3: Determine the transaction price,

•	Step 4: Allocate the transaction price to the performance obligations in the contract, and

•	Step 5: Recognize revenue when the company satisfies a performance obligation.

Sales of Products

The Company enters into contracts directly with its customers and generates revenues from the sale of its products through a direct and indirect sales force. The Company’s performance obligations to deliver products are satisfied at the point in time when products are received by the customer, which is when the customer obtains control over the goods. The Company provides standard assurance warranties, which are not separately priced, that the products function as intended. The Company primarily receives fixed consideration for sales of product. Some of the Company’s contracts with distributors include stock rotation rights after six months for slow moving inventory, which represents variable consideration. The Company uses an expected value method to estimate variable consideration and constrains revenue for estimated stock rotations until it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. To date, returns have been insignificant. The Company’s customers generally pay within 30 days from the receipt of a valid invoice.

Because the Company’s product sales agreements have an expected duration of one year or less, the Company has elected to adopt the practical expedient in ASC 606-10-50-14(a) of not disclosing information about its remaining performance obligations.

Manufacturing Services

The Company’s principal business is providing manufacturing services in exchange primarily for fixed fees. For manufacturing services, which include revenues generated by Enertec and Microphase and in certain instances revenues generated by Gresham Power, the Company’s performance obligation for manufacturing services is satisfied over time as the

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

Company creates or enhances an asset based on criteria that are unique to the customer and that the customer controls as the asset is created or enhanced. Generally, the Company recognizes revenue based upon proportional performance over time using a cost-to-cost method which measures progress based on the costs incurred to total expected costs in satisfying its performance obligation. This method provides a depiction of the progress in providing the manufacturing service because there is a direct relationship between the costs incurred by the Company and the transfer of the manufacturing service to the customer. Manufacturing services that are recognized based upon the proportional performance method are included in the above table as services transferred over time and to the extent the customer has not been invoiced for these revenues, as accrued revenue in the accompanying consolidated balance sheets. Revisions to the Company’s estimates may result in increases or decreases to revenues and income and are reflected in the consolidated financial statements in the periods in which they are first identified.

The Company has elected the practical expedient to not adjust the promised amount of consideration for the effects of a significant financing component to the extent that the period between when the Company transfers its promised good or service to the customer and when the customer pays in one year or less.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s receivables are recorded when billed and represent claims against third parties that will be settled in cash. The carrying amount of the Company’s receivables, net of the allowance for doubtful accounts, represents their estimated net realizable value. The Company individually reviews all accounts receivable balances and based upon an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. The Company estimates the allowance for doubtful accounts based on historical collection trends, age of outstanding receivables and existing economic conditions. If events or changes in circumstances indicate that a specific receivable balance may be impaired, further consideration is given to the collectability of those balances and the allowance is adjusted accordingly. A customer’s receivable balance is considered past-due based on its contractual terms. Past-due receivable balances are written-off when the Company’s internal collection efforts have been unsuccessful in collecting the amount due.

Based on an assessment as of June 30, 2022 and December 31, 2021, of the collectability of invoices, accounts receivable are presented net of an allowance for doubtful accounts of $4,000.

Accrued Revenue

Manufacturing services that are recognized as revenue based upon the proportional performance method are considered revenue based on services transferred over time and to the extent the customer has not been invoiced for these revenues, as accrued revenue in the accompanying consolidated balance sheets.

As of June 30, 2022 and December 31, 2021, accrued revenue was $2.2 million and $2.3 million, respectively.

Fair value of Financial Instruments

In accordance with ASC No. 820, Fair Value Measurements and Disclosures, fair value is defined as the exit price, or the amount that would be received for the sale of an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date.

The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs include those that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or model-derived valuations. All significant inputs used in our valuations

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities. Level 2 inputs also include quoted prices that were adjusted for security-specific restrictions which are compared to output from internally developed models such as a discounted cash flow model.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments carried at cost, including cash and cash equivalents and accounts receivables, approximate their fair value due to the short-term maturities of such instruments. The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Foreign Currency Translation

A substantial portion of the Company’s revenues are generated in U.S. dollars (“U.S. dollar”). In addition, a substantial portion of the Company’s costs are incurred in U.S. dollars. Company management has determined that the U.S. dollar is the functional currency of the primary economic environment in which it operates.

Accordingly, monetary accounts maintained in currencies other than the U.S. dollar are re-measured into U.S. dollars in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) No. 830, Foreign Currency Matters (“ASC No. 830”). All transaction gains and losses from the re-measurement of monetary balance sheet items are reflected in the statements of operations as financial income or expenses as appropriate.

The financial statements of Relec, Gresham Power and Enertec, whose functional currencies have been determined to be their local currencies, the British Pound (“GBP”), GBP and the New Israeli Shekel (“ILS”), respectively, have been translated into U.S. dollars in accordance with ASC No. 830. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Statement of operations amounts have been translated using the average exchange rate in effect for the reporting period. The resulting translation adjustments are reported as other comprehensive income (loss) in the consolidated statement of comprehensive loss and accumulated comprehensive loss in statement of changes in stockholders’ deficit.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.. The Company’s cash is maintained in checking accounts, money market funds and certificates of deposits with reputable financial institutions. These balances may exceed the U.S. Federal Deposit Insurance Corporation insurance limits.. The Company has not experienced any losses on deposits of cash and cash equivalents.

Inventory

Inventories are stated at the lower of cost or net realizable value. Inventory write-offs are provided to cover risks arising from technological obsolescence as the Company’s products are mostly original equipment manufactured for its clients.

Cost of inventories is determined as follows:

•	Raw materials, parts and supplies - using the “first-in, first-out” method.

•	Work-in-progress and finished products - on the basis of direct manufacturing costs with the addition of indirect manufacturing costs.

The Company periodically assesses its inventories valuation in respect of obsolete items by reviewing revenue forecasts and technological obsolescence and moving such items into a reserve for obsolescence. When inventories on hand exceed the foreseeable demand or become obsolete, the value of excess inventory, which at the time of the review was not expected to be sold, is written off.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

Property and Equipment, Net

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

Useful Lives
Asset	(In Years)
Computer software and office and computer equipment	3 - 5
Machinery and equipment, automobiles, furniture and fixtures	5 - 10
Leasehold improvements	Over the term of the lease or the life of the asset, whichever is shorter

Goodwill

The Company evaluates its goodwill for impairment in accordance with ASC 350, Intangibles – Goodwill and Other. Goodwill is recorded when the purchase price paid for an acquisition exceeds the estimated fair value of the net identified tangible and intangible assets acquired.

The Company tests the recorded amount of goodwill for impairment on an annual basis on December 31 of each fiscal year or more frequently if there are indicators that the carrying amount of the goodwill exceeds its carried value. The Company performed a qualitative assessment and determined no indicators of impairment existed for the six months ended June 30, 2022 and year ended December 31, 2021.

Intangible Assets

The Company acquired amortizable intangibles assets as part of three purchase agreements consisting of customer relationships and non-compete agreements. The Company also has the trade names and trademarks associated with the acquisitions of Microphase and Relec, which were determined to have an indefinite life. The customer relationships and non-compete agreements, definite lived intangible assets, are being amortized on a straight-line basis over their estimated useful lives as follows:

Useful lives (in years)
Customer relationships	5 - 14
Non-competition agreements	3
Domain name and other intangible assets	3

The Company reviews intangible assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets might not be recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows.

Warranty

The Company offers a warranty period for all its manufactured products. Warranty period is for twelve months on the product. The Company estimates the costs that may be incurred under its warranty and records a liability in the amount of such costs at the time product revenue is recognized. Factors that affect the Company’s warranty liability include the number of units sold, historical rates of warranty claims and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amount, as necessary.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

Income Taxes

The Company determines its income taxes under the asset and liability method in accordance with FASB ASC No. 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Operations and Comprehensive Loss in the period that includes the enactment date.

The Company accounts for uncertain tax positions in accordance with ASC No. 740-10-25. ASC No. 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC No. 740-10-25, the Company may recognize the tax benefit from a tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. To the extent that the final tax outcome of these matters is different than the amount recorded, such differences impact income tax expense in the period in which such determination is made. Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense. ASC No. 740-10-25 also requires management to evaluate tax positions taken by the Company and recognize a liability if the Company has taken uncertain tax positions that more likely than not would not be sustained upon examination by applicable taxing authorities. Management of the Company has evaluated tax positions taken by the Company and has concluded that as of June 30, 2022 and December 31, 2021, there are no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability that would require disclosure in the financial statements.

The effective tax rate for the three and six months ended June 30, 2022 and 2021 is different from the federal statutory income tax rate of 21% due to state and local income taxes net of federal benefit, income tax rate differences between U.S. domestic tax rates and foreign income tax rates, non-deductible/non-taxable items, and a change in the valuation allowance.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC No. 718, Compensation – Stock Compensation (“ASC No. 718”). Under ASC No. 718:

•

the Company recognizes stock-based expenses related to stock option awards on a straight-line basis over the requisite service period of the awards, which is generally the vesting term of two to four years,

•	the expected term assumption, using the simplified method, reflects the period for which the Company believes the option will remain outstanding,

•	the Company determined the volatility of its stock by looking at the historic volatility of its stock estimated over the expected term of the stock options, and

•	the risk-free rate reflects the U.S. Treasury yield for a similar expected term in effect at the time of the grant.

The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock. Forfeitures are accounted for as they occur.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

Trade receivables of the Company and its subsidiaries are mainly derived from sales to customers located primarily in the U.S., Europe and Israel. The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses. An allowance for doubtful accounts is determined with respect to those amounts that the Company and its subsidiaries have determined to be doubtful of collection.

The following table provides the percentage of total revenues attributable to a single customer from which 10% or more of total revenues are derived:

	For the Three Months Ended June 30, 2022		For the Six Months Ended June 30, 2022
	Total Revenues by Major Customers	Percentage of Total Company Revenues	Total Revenues by Major Customers	Percentage of Total Company Revenues
Customer A	$1,586,000	24%	$4,091,000	30%
Customer B	$822,000	13%	$1,581,000	12%
Customer C	$815,000	13%	$1,239,000	9%

	For the Three Months Ended June 30, 2021		For the Six Months Ended June 30, 2021
	Total Revenues by Major Customers	Percentage of Total Company Revenues	Total Revenues by Major Customers	Percentage of Total Company Revenues
Customer A	$2,077,000	32%	$4,184,000	33%
Customer B	$1,086,000	17%	$1,120,000	9%

Comprehensive Loss

The Company reports comprehensive loss in accordance with ASC No. 220, Comprehensive Income. This statement establishes standards for the reporting and presentation of comprehensive loss and its components in a full set of general purpose financial statements. Comprehensive loss generally represents all changes in equity during the period except those resulting from investments by, or distributions to, stockholders.

Leases

The Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases. Operating leases are recognized as Right-of-use (“ROU”) assets, Operating lease liability, current, and Operating lease liability, non-current on our consolidated balance sheets. Lease assets and liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. In certain of our lease agreements, we receive rent holidays and other incentives. We recognize lease costs on a straight-line basis over the lease term without regard to deferred payment terms, such as rent holidays, that defer the commencement date of required payments. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Leasehold improvements are capitalized at cost and amortized over the lesser of their expected useful life or the life of the lease, without assuming renewal features, if any, are exercised. We elected the practical expedient in ASC 842 and do not separate lease and non-lease components for our leases.

Net Loss per Share

Net loss per share is computed by dividing the net loss to common stockholders by the weighted average number of common shares outstanding.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

Recent Accounting Standards

In November 2021, the FASB issued ASU 2021-10, “Government Assistance (Topic 832),” which requires annual disclosures that increase the transparency of transactions involving government grants, including (1) the types of transactions, (2) the accounting for those transactions, and (3) the effect of those transactions on an entity’s financial statements. The amendments in this update are effective for financial statements issued for annual periods beginning after December 15, 2021. The Company expects that this guidance will not have a significant impact on its consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers,” which requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, “Revenue from Contracts with Customers.” The guidance will result in the acquirer recognizing contract assets and contract liabilities at the same amounts recorded by the acquiree. The guidance should be applied prospectively to acquisitions occurring on or after the effective date. The guidance is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted, including in interim periods, for any financial statements that have not yet been issued. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements.

In May 2021, the Financial Accountings Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2021-04, “Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815- 40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options.” The guidance became effective for the Company on January 1, 2022. The Company adopted the guidance on January 1, 2022, and has concluded the adoption did not have a material impact on its unaudited consolidated financial statements.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements to make incremental improvements to GAAP and address stakeholder suggestions, including, among other things, clarifying that the requirement to provide comparative information in the financial statements extends to the corresponding disclosures section. The Company adopted the ASU effective January 1, 2021. The amendments in this update should be applied retrospectively and at the beginning of the period that includes the adoption date. The impact of adopting the ASU was immaterial to the consolidated results of operations, cash flows, financial position, and disclosures.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The ASU also adds guidance to reduce the complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company adopted the ASU effective January 1, 2021. The impact of adopting the ASU was immaterial to the consolidated results of operations, cash flows, financial position, and disclosures.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit Losses,” (“ASU No. 2016-13”) to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. ASU 2016-13 replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. This guidance is effective for the Company beginning on January 1, 2023, with early adoption permitted. The Company does not expect that the adoption of this standard will have a significant impact on its consolidated financial statements and related disclosures.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

4. REVENUE DISAGGREGATION

The Company’s disaggregated revenues consist of the following for the three and six months ended June 30:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Primary Geographical Markets
North America	$1,111,000	$2,140,000	$2,622,000	$4,029,000
Europe	2,239,000	1,842,000	4,719,000	3,752,000
Middle East	3,145,000	2,457,000	6,398,000	4,896,000
Other	9,000	36,000	9,000	148,000

Total revenue	$6,504,000	$6,475,000	$13,748,000	$12,825,000

Major Goods or Services
RF/microwave filters	$560,000	$1,076,000	$2,071,000	$2,291,000
Detector logarithmic video amplifiers	692,000	73,000	692,000	144,000
Power supply units	1,698,000	240,000	4,129,000	478,000
Power supply systems	609,000	2,474,000	657,000	4,708,000
Healthcare diagnostic systems	1,748,000	228,000	1,992,000	413,000
EV Chargers	1,197,000	2,384,000	4,207,000	4,791,000

Total revenue	$6,504,000	$6,475,000	$13,748,000	$12,825,000

Timing of Revenue Recognition
Goods transferred at a point in time	$3,603,000	$3,863,000	$7,114,000	$7,621,000
Services transferred over time	2,901,000	2,612,000	6,634,000	5,204,000

Revenue from contracts with customers	$6,504,000	$6,475,000	$13,748,000	$12,825,000

5. INVENTORIES, NET

Inventories are comprised of the following components:

	June 30, 2022	December 31, 2021
Raw materials, parts and supplies	$3,561,000	$1,908,000
Work-in-progress	1,244,000	1,107,000
Finished products	209,000	1,191,000

Inventories, net	$5,014,000	$4,206,000

6. PROPERTY AND EQUIPMENT

At June 30, 2022 and December 31, 2021, property and equipment consist of:

	June 30, 2022	December 31, 2021
Machinery and equipment	$1,932,000	$1,804,000
Computer, software and related equipment	1,077,000	700,000
Office furniture and equipment	249,000	667,000
Building and improvements	1,225,000	1,338,000

	4,483,000	4,509,000
Accumulated depreciation and amortization	(2,621,000)	(2,457,000)

Property and equipment, net	$1,862,000	$2,052,000

Depreciation and amortization expense related to property and equipment was $219,000 and 128,000 for the three months ended June 30, 2022 and 2021, respectively, and $360,000 and $237,000 for the six months ended June 30, 2022 and 2021, respectively.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

7. INTANGIBLE ASSETS, NET

At June 30, 2022 and December 31, 2021, intangible assets consist of:

	June 30, 2022	December 31, 2021	Useful Life
Tradename and trademark	$1,495,000	$1,546,000	Indefinite life
Customer list	3,208,000	3,486,000	10-16 years
Domain name and other intangible assets	634,000	714,000	5 years

	5,337,000	5,746,000
Accumulated amortization	(1,703,000)	(1,711,000)

Intangible assets, net	$3,634,000	$4,035,000

Amortization expense was $79,000 and $73,000 for the three months ended June 30, 2022 and 2021, respectively, and $158,000 and $191,000, for the six months ended June 30, 2022 and 2021, respectively.

The following table presents estimated amortization expense for each of the succeeding five calendar years and thereafter.

2022 (remainder)	165,000
2023	323,000
2024	323,000
2025	323,000
2026	323,000
Thereafter	682,000

$2,139,000

8. GOODWILL

The Company’s goodwill relates to the acquisition of a controlling interest in Microphase on June 2, 2017 and the acquisitions of Enertec on May 22, 2018, and Relec on November 30, 2020. The following table summarizes the changes in our goodwill for the six months ended June 30, 2022:

Goodwill
Balance as of December 31, 2021	$9,812,000
Effect of exchange rate changes	(726,000)

Balance as of June 30, 2022	$9,086,000

9. STOCK BASED COMPENSATION

As of June 30, 2022, there was $0.3 million of unrecognized compensation cost related to non-vested stock-based compensation arrangements expected to be recognized over a weighted average period of 2.0 years.

10. WARRANTS

A summary of warrant activity for the six months ended June 30, 2022 and year ended December 31, 2021 is presented below.

	Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2021	473	$880	1.93	$0
Granted	—	—	—	—
Forfeited	—	—	—	—
Exercised	—	—	—

Outstanding at December 31, 2021	473	$880	0.93	$0
Granted	—	—	—	—
Forfeited	—	—	—	—
Exercised	—	—	—	—

Outstanding at June 30, 2022	473	$880	0.43	$0

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

The following table summarizes information about common stock warrants outstanding at June 30, 2022:

Outstanding				Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 800	473	0.68	$880	473	$880

11. OTHER CURRENT LIABILITIES

As of June 30, 2022 and December 31, 2021, accrued expenses consist of the following:

	June 30, 2022	December 31, 2021
Accrued payroll and payroll taxes	$521,000	$1,317,000
Income taxes payable	150,000	—
Deferred revenue	757,000	401,000
Warranty liability	—	47,000
Other accrued expenses	121,000	130,000

	$1,549,000	$1,895,000

12. LEASES

We have operating leases for office space. Our leases have remaining lease terms of 1 year to 9 years, some of which may include options to extend the leases perpetually, and some of which may include options to terminate the leases within 1 year.

The following table provides a summary of leases by balance sheet category as of June 30, 2022 and December 31, 2021

	June 30, 2022	December 31, 2021
Operating right-of-use assets	$3,899,000	$4,333,000
Operating lease liability - current	674,000	659,000
Operating lease liability - non-current	3,276,000	3,712,000

The components of lease expenses for the three and six months ended June 30, 2022, were as follows:

	Three months ended June 30, 2022	Six months ended June 30, 2022
Operating lease cost	$273,000	$535,000
Short-term lease cost	—	—
Variable lease cost	—	—

The following tables provides a summary of other information related to leases for the six months ended June 30, 2022:

June 30, 2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	522,000
Right-of-use assets obtained in exchange for new operating lease liabilities	86,000
Weighted-average remaining lease term - operating leases	8.4 years
Weighted-average discount rate - operating leases	8%

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

The Company determined that using a discount rate of 9% is reasonable, as this is consistent with the mortgage rates for commercial properties for the time period commensurate with the terms of the leases.

Maturity of lease liabilities under our non-cancellable operating leases as of June 30, 2022, are as follows:

Payments due by period
2022 (remainder)	482,000
2023	968,000
2024	880,000
2025	729,000
2026	523,000
2027	371,000
Thereafter	1,158,000

Total lease payments	5,111,000
Less interest	1,161,000

Present value of lease liabilities	$3,950,000

13. NOTES PAYABLE

Notes payable at June 30, 2022 and December 31, 2021, were comprised of the following.

	Interest Rate	June 30, 2022	December 31, 2021
Short term bank credit	4.4%	$1,726,000	$949,000
Other short-term notes payable	3.0%	11,000	12,000

Total notes payable		$1,737,000	$961,000
Less: current portion		(1,737,000)	(961,000)

Notes payable – long-term portion		$—	$—

Enertec short-term bank credit and secured promissory note

At June 30, 2022 and December 31, 2021, Enertec had short term bank credit of $1.7 million and $1.0 million, respectively, that bears interest at 4.35% annually, paid either on a monthly or weekly basis. Further, Enertec has undertaken to comply with certain covenants under its bank loan.

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

14. RELATED PARTY TRANSACTIONS

Allocation of General Corporate Expenses

BitNile provides human resources, accounting, and other services to the Company. The Company obtains its business insurance under BitNile. The accompanying financial statements include allocations of these expenses. The allocation method calculates the appropriate share of overhead costs to the Company by using the Company’s revenue as a percentage of total revenue of BitNile. The Company believes the allocation methodology used is reasonable and has been consistently applied, and results in an appropriate allocation of costs incurred. However, these allocations may not be indicative of the cost had the Company been a stand-alone entity or of future services. BitNile allocated these costs which were treated as Net Investment by Parent as follows:

For the Three Months Ended		For the Six Months Ended
June 30,		June 30,
2022	2021	2022	2021
$ 480,000	$348,000	$820,000	$695,000

Net Transfers From Our Parent

The Company received funding from BitNile to cover any shortfalls on operating cash requirements. In addition to the allocation of general corporate expenses, the Company received $0.4 million and $3.9 million from BitNile for the six months ended June 30, 2022 and 2021 and nil and $2.6 million for the three months ended June 30, 2022 and 2021, respectively, which are included in Net Parent Investment. The Company also received $1.2 million in advances during the three and six months ended June 30, 2022 which are included in Short Term Advance, Related Party on the Consolidated Balance Sheets (see Note 3).

15. COMMITMENTS AND CONTINGENCIES

Other Litigation Matters

The Company is periodically involved in litigation arising from other matters in the ordinary course of business. The Company is regularly subject to claims, suits, regulatory and government investigations, and other proceedings involving labor and employment, commercial disputes, and other matters. Such claims, suits, regulatory and government investigations, and other proceedings could result in fines, civil penalties, or other adverse consequences.

Certain of these outstanding matters include speculative, substantial or indeterminate monetary amounts. The Company records a liability when it believes that it is probable that a loss has been incurred and the amount can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the reasonably possible loss. The Company evaluates developments in its legal matters that could affect the amount of liability that has been previously accrued, and the matters and related reasonably possible losses disclosed, and makes adjustments as appropriate. Significant judgment is required to determine both likelihood of there being and the estimated amount of a loss related to such matters.

With respect to the Company’s other outstanding matters, based on the Company’s current knowledge, the Company believes that the amount or range of reasonably possible loss will not, either individually or in aggregate, have a material adverse effect on the Company’s business, consolidated financial position, results of operations, or cash flows. However, the outcome of such matters is inherently unpredictable and subject to significant uncertainties.

16. STOCKHOLDERS’ EQUITY

Amendments to Certificate of Incorporation

On May 24, 2021, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its Certificate of Incorporation, with the Secretary of State of the State of Delaware, to effectuate an increase to the number of authorized shares of common stock of the Company. Pursuant to the Certificate of Amendment, the Company increased the number of

GRESHAM WORLDWIDE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

authorized shares of its (i) Class A common stock to 1,000,000 from 5,000, (ii) Class B common stock to 500,000 from 5,000 and (iii) Preferred stock to 100,000 from 1,000 (the “Authorized Increase”). As a result of the increase of authorized shares of the Company’s common and preferred stock, the aggregate number of the Company’s authorized shares is 1,600,000. The Authorized Increase was approved by BitNile and the Company’s board of directors on May 24, 2021. The Certificate of Amendment became effective upon filing with the State of Delaware.

Preferred Stock

The Company is authorized to issue 100,000 shares of Preferred Stock $0.001 par value. The rights, preferences, privileges and restrictions of Preferred Stock have not been determined. The Board is authorized to designate a new series of preferred shares and determine the number of shares, as well as the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred shares. As of June 30, 2022 and December 31, 2021, no shares of Preferred Stock were issued or outstanding.

Common Stock

Common stock confers upon the holders the rights to receive notice to participate and vote at any meeting of stockholders of the Company, to receive dividends, if and when declared, and to participate in a distribution of surplus of assets upon liquidation of the Company. The Class B common stock carries the voting power of 10 shares of Class A common stock, referred to herein as the Common Stock. As of June 30, 2022 and December 31, 2021, no Class B common stock shares were issued nor outstanding.

17. SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, the Company has analyzed its operations subsequent to June 30, 2022, and through the date of this report being issued and has determined that it does not have any material subsequent events other than the following:

On July 1, 2022, GWW acquired 444,444 shares of Microphase’s common stock in exchange for $1,000,000 at approximately $2.25 per share. GWW now owns 63.07% of Microphase.

Pursuant to the Share Exchange Agreement dated December 27, 2021, on September 8, 2022, Giga-tronics Incorporated (“GIGA”) acquired 100% of the capital stock of GWW from BitNile in exchange for 2,920,085 shares of the GIGA’s common stock and 514.8 shares of Series F Convertible Preferred Stock (the “Series F”) that are convertible into an aggregate of 3,960,043 shares of GIGA’s common stock (the “Acquisition”). GIGA also assumed GWW’s outstanding equity awards representing the right to receive up to 749,626 shares of GIGA’s common stock, on an as-converted basis. The transaction described herein resulted in a change of control of GIGA. Assuming BitNile were to convert all of the Series F, the common stock issuable to BitNile would be approximately 71.2% of outstanding shares. Immediately following the above transaction, GWW became wholly owned subsidiary of GIGA and GIGA became a majority-owned subsidiary of BitNile.